Exhibit 99.1

Karen S. Rosenberger Named DynTek’s Chief Financial Officer

Irvine, CA – December 7, 2007 - (OTCBB: DYNK), a leading provider of professional technology services, today announced that Karen Rosenberger has been named Chief Financial Officer, effective as of December 3, 2007.  Ms. Rosenberger, who previously served as the company’s corporate controller, succeeds David W. Berry.

As chief financial officer, Ms. Rosenberger will direct DynTek’s financial and operational policies, objectives and initiatives. She has a broad background in financial management, having more than 20 years of finance and strategic planning experience in private and publicly traded companies.  Most recently, Ms. Rosenberger served as chief executive and chief financial officer of Option One Home Medical, a privately held distributor of durable medical equipment based in Irvine.  At Option One, she played a key role in implementing cost control measures and creating financial structures and systems.  She previously served for two years as vice president of finance for dj Orthopedics, a publicly traded manufacturer in San Diego where she oversaw financial functions and led several cross-functional teams through a business restructure.  Prior to that, Ms. Rosenberger served for three years as chief financial officer of VIA Medical, a venture backed medical device manufacturer in San Diego.  She also held various management positions at McGaw, Inc., including Director of Finance and Assistant Controller.  Ms. Rosenberger received a BS in Business Administration and an MBA from West Coast University in Los Angeles.

“In her role as corporate controller, Karen has demonstrated the leadership and fiscal management skills required to be effective in her new role as chief financial officer,” said Casper Zublin, Jr., DynTek’s chief executive officer. “She has a strong track record in organizational development that will help our us align our back-office operations.”.”

Commenting on her appointment to CFO, Ms. Rosenberger said, “I see tremendous opportunity at DynTek, and I am delighted to be joining a team that is focused on core competencies and committed to the growth of the organization.

About DynTek

DynTek is a leading provider of professional technology services to mid-market companies, such as state and local governments, educational institutions and commercial entities in the largest IT markets nationwide.  The company provides a broad range of IT security, unified communication, virtualization, Microsoft Information Worker, and application infrastructure and delivery solutions. DynTek’s multidisciplinary approach allows our clients to turn to a single source for their most critical technology requirements. For more information, visit http://www.dyntek.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to maintain existing and attract future customers; our ability to finance and sustain operations, including our ability to comply with the terms of working capital facilities and/or other term indebtedness of the Company, and to extend such obligations when they become due, or to replace them with alternative financing; our ability to raise equity capital in the future; our ability to achieve profitability despite historical losses from operations; our ability to maintain business relationships with IT product vendors and our ability to procure products as necessary; the size and timing of additional significant orders and their fulfillment; the continuing desire of and available budgets for state and local governments to outsource to private contractors; our ability to successfully identify and integrate acquisitions; the retention of skilled professional staff and certain key executives; the performance of the Company’s government and commercial technology services; the continuation of general economic and business conditions that are conducive to outsourcing of IT services; our ability to maintain trading on the NASD OTC Bulletin Board or other markets in the future; and such other risks and uncertainties included in our Annual Report on Form 10-K filed on October 29, 2007, our Quarterly Report on Form 10-Q filed on November 19, 2007 and other SEC filings. The Company has no obligation to publicly revise any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.